                                                                       EXHIBIT 1

                         AGREEMENT AND PLAN OF MERGER

                                 by and among


                               KERR GROUP, INC.


                           SAFFRON ACQUISITION CORP.


                                      and


                          SUN COAST INDUSTRIES, INC.


                                  dated as of


                               January 28, 1998

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----
                                    ARTICLE I
                              THE OFFER AND MERGER

Section 1.1   The Offer.......................................................2
Section 1.2   Company Actions.................................................5
Section 1.3   Directors.......................................................7
Section 1.4   The Merger......................................................9
Section 1.5   Effective Time.................................................10
Section 1.6   Closing........................................................10
Section 1.7   Directors and Officers of the Surviving
                Corporation..................................................10
Section 1.8   Effect of the Merger...........................................10
Section 1.9   Subsequent Actions.............................................11
Section 1.10  Stockholders' Meeting..........................................11
Section 1.11  Merger Without Meeting of Stockholders.........................12


                                   ARTICLE II
                            CONVERSION OF SECURITIES

Section 2.1   Conversion of Capital Stock....................................12
Section 2.2   Dissenting Shares..............................................13
Section 2.3   Surrender of Shares; Stock Transfer
                Books........................................................14
Section 2.4   Company Stock Plans............................................17


                                   ARTICLE III
                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

Section 3.1   Organization...................................................19
Section 3.2   Capitalization.................................................20
Section 3.3   Authorization; Validity of Agreement;
                Company Action...............................................23
Section 3.4   Consents and Approvals; No Violations..........................24
Section 3.5   SEC Reports and Financial Statements...........................25
Section 3.6   Absence of Certain Changes.....................................25
Section 3.7   No Undisclosed Liabilities.....................................26
Section 3.8   Litigation.....................................................26
Section 3.9   Employee Benefit Plans; ERISA..................................27
Section 3.10  Taxes..........................................................32
Section 3.11  Contracts......................................................33
Section 3.12  Real Property..................................................34

Section 3.13  Intellectual Property..........................................35
Section 3.14  Labor Matters..................................................39
Section 3.15  Compliance with Laws...........................................40
Section 3.16  Environmental Matters..........................................41
Section 3.17  Product Liability..............................................43
Section 3.18  Information in Proxy Statement.................................44
Section 3.19  Potential Conflict of Interest.................................44
Section 3.20  Opinion of Financial Advisor...................................44
Section 3.21  Insurance......................................................44
Section 3.22  Suppliers and Customers........................................45
Section 3.23  Accounts Receivable; Inventory.................................45
Section 3.24  Title and Condition of Properties..............................46
Section 3.25  Rights Agreement...............................................46
Section 3.26  Borden Disposition.............................................47


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

Section 4.1   Organization...................................................47
Section 4.2   Authorization; Validity of Agreement;
                Necessary Action.............................................48
Section 4.3   Consents and Approvals; No Violations..........................48
Section 4.4   Information in Proxy Statement.................................49
Section 4.5   Financing Arrangements.........................................50
Section 4.6   No Prior Activities............................................50
Section 4.7   Brokers........................................................50


                                    ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1   Acquisition Proposals..........................................50
Section 5.2   Interim Operations of the Company..............................51
Section 5.3   No Solicitation................................................55


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

Section 6.1   Proxy Statement................................................57
Section 6.2   Meeting of Stockholders of the Company.........................57
Section 6.3   Additional Agreements..........................................57
Section 6.4   Notification of Certain Matters................................58
Section 6.5   Access; Confidentiality........................................58
Section 6.6   Consents and Approvals.........................................60

Section 6.7   Brokers or Finders.............................................61
Section 6.8   Publicity......................................................61
Section 6.9   Agreement to Defend and Indemnify..............................61
Section 6.10  Purchaser Compliance...........................................63
Section 6.11  Reasonable Best Efforts........................................63
Section 6.12  Stock Subscription Warrant.....................................64


                                   ARTICLE VII
                                   CONDITIONS

Section 7.1   Conditions to Each Party's Obligation
                to Effect the Merger.........................................64
Section 7.2   Conditions to Obligations of Parent and
                the Purchaser to Effect the Merger...........................65


                                  ARTICLE VIII
                                   TERMINATION
Section 8.1   Termination....................................................65
Section 8.2   Effect of Termination..........................................67


                                   ARTICLE IX
                                  MISCELLANEOUS
Section 9.1   Amendment and Modification.....................................68
Section 9.2   Non-survival of Representations and
                Warranties...................................................68
Section 9.3   Expenses.......................................................69
Section 9.4   Notices........................................................69
Section 9.5   Interpretation.................................................70
Section 9.6   Counterparts...................................................70
Section 9.7   Entire Agreement; No Third Party
                Beneficiaries................................................70
Section 9.8   Severability...................................................71
Section 9.9   Governing Law..................................................71
Section 9.10  Assignment.....................................................71
Section 9.11  Best Knowledge.................................................72

                            Index of Defined Terms
                            ----------------------


Defined Term                                                      Section No.
------------                                                      -----------

Acquisition Proposal......................................................5.1
Acquisition Proposal Interest.............................................5.1
Appointment Date..........................................................5.2
Borden Agreement..................................................Article III
Borden Disposition.......................................................3.25
By-Laws...................................................................1.4
Certificate of Incorporation..............................................1.4
Certificates...........................................................2.3(b)
Closing...................................................................1.6
Closing Date..............................................................1.6
Code..............................................................3.9(b)(vii)
Common Stock.......................................................... 3.2(a)
Company..............................................................Recitals
Company Agreements........................................................3.4
Company Balance Sheet.................................................3.23(a)
Company Board of Directors...........................................Recitals
Company Disclosure Schedule.......................................Article III
Company Material Adverse Effect........................................3.1(a)
Company SEC Documents.....................................................3.5
Computer Software.....................................................3.13(b)
Confidentiality Agreement..............................................5.3(b)
DGCL.................................................................Recitals
Disclosure Documents...................................................6.5(c)
Dissenting Shares......................................................2.2(a)
Dissenting Stockholders................................................2.1(c)
Effective Time............................................................1.5
Encumbrances...........................................................3.2(b)
Environmental Claim...................................................3.16(c)
Environmental Laws....................................................3.16(a)
ERISA Affiliate........................................................3.9(a)
ERISA Plans............................................................3.9(a)
Exchange Act...........................................................1.1(a)
Financial Statements......................................................3.5
GAAP......................................................................3.5
Governmental Entity.......................................................3.4
HSR Act...................................................................3.4
Indebtedness...........................................................3.2(d)
Indemnified Party......................................................6.9(a)
Independent Directors..................................................1.3(c)
Intellectual Property.................................................3.13(c)
Major Stockholder....................................................Recitals
Materials of Environmental Concern....................................3.16(a)

Merger....................................................................1.4
Merger Consideration...................................................2.1(c)
Minimum Condition......................................................1.1(a)
Offer................................................................Recitals
Offer Documents........................................................1.1(b)
Offer Price..........................................................Recitals
Offer to Purchase......................................................1.1(a)
Option Agreement.....................................................Recitals
Options................................................................2.4(a)
Parent...............................................................Recitals
Paying Agent...........................................................2.3(a)
PBGC...................................................................3.9(c)
Person....................................................................9.5
Plans..................................................................3.9(a)
Proxy Statement...................................................1.10(a)(ii)
Purchaser............................................................Recitals
Purchaser Common Stock....................................................2.1
Purchaser Representatives..............................................6.5(a)
Real Property.........................................................3.12(a)
Rights...............................................................Recitals
Rights Agreement.....................................................Recitals
SARs...................................................................2.4(a)
Schedule 14D-l.........................................................1.1(b)
Schedule 14D-9.........................................................1.2(b)
SEC....................................................................1.1(b)
Secretary of State........................................................1.5
Securities Act............................................................3.5
Sellers..................................................................3.26
Shares...............................................................Recitals
SPD................................................................3.9(b)(iv)
Special Meeting....................................................1.10(a)(i)
Stock Plans............................................................2.4(a)
Stockholder Agreement................................................Recitals
Subsidiary.............................................................3.1(a)
Superior Proposal......................................................5.3(b)
Surviving Corporation.....................................................1.4
Tax Authority.........................................................3.10(b)
Tax Return............................................................3.10(b)
Taxes.................................................................3.10(b)
Termination Fee........................................................8.2(b)
Transactions...........................................................1.2(a)
Transmittal Documents..................................................2.3(b)
Voting Debt............................................................3.2(a)
WARN Act..............................................................3.14(b)
Warrant................................................................3.2(a)

                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement"), dated as of January 28, 1998, by and among Kerr Group, Inc., a Delaware corporation ("Parent"), Saffron Acquisition Corp., a Delaware
                       ------
corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and Sun
                                                          ---------
Coast Industries, Inc., a Delaware corporation (the "Company").
                                                     -------

          WHEREAS, the Board of Directors of each of Parent, the Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance thereof, it is proposed that Purchaser make a cash tender offer (the "Offer") to acquire any and all shares (the "Shares") of
                        -----                                       ------
the issued and outstanding common stock, $.01 par value, of the Company, including the associated Common Stock Purchase Rights (the "Rights") issued
                                                            ------
pursuant to the Shareholder Rights Agreement between the Company and American Stock Transfer and Trust Company, dated December 5, 1995 (the "Rights
                                                               ------
Agreement"), for $10.75 per share, net to the seller in cash (such price, or any such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price");
               -----------

          WHEREAS, also in furtherance of such acquisition, the Board of Directors of each of Parent, Purchaser and the Company have each approved the Merger (as defined below) following the Offer in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and
                                               ----
subject to the conditions set forth herein;

          WHEREAS, the Board of Directors of the Company (the "Company Board of
                                                               ----------------
Directors") has determined that the consideration to be paid for each Share in
---------
the Offer and the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares accept the Offer and approve this Agreement and each of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

          WHEREAS, as a condition and inducement to Parent's and the Purchaser's entering into this Agreement and incurring the obligations set forth herein, James M. Hoak, Jr. (the "Major Stockholder") concurrently herewith is entering
                         -----------------
into a Stockholder Agreement (the "Stockholder Agreement"), dated as of the date
                                   ---------------------
hereof, with Parent and the Purchaser, in the form attached hereto as Exhibit A, pursuant to which the Major Stockholder has agreed, among other things, to tender the Shares held by him in the Offer and to grant Parent a proxy with respect to the voting of such Shares in favor of the Merger upon the terms and subject to the conditions set forth therein;

          WHEREAS, as a condition and inducement to Parent's and the Purchaser's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Purchaser and the Company are entering into a Company Option Agreement in the form of Exhibit B hereto (the "Option Agreement"), pursuant to which, among other things, the
               ----------------
Company has granted the Purchaser an option to purchase certain newly-issued shares of Common Stock (as hereinafter defined), subject to certain conditions;

          WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and Merger.

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                             THE OFFER AND MERGER

          Section 1.1  The Offer.
                       ---------

          (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 hereof, as promptly as practicable (but in no event later than five business days after the public announcement of the execution of this Agreement), Purchaser shall commence (within the meaning of Rule 14d-2 under the Securi-
ties Exchange Act of 1934, as amended (the "Exchange Act")) the Offer at the
                                            ------------
Offer Price, and subject to there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which represents at least a majority of the Shares outstanding on a fully diluted basis (after giving effect to the conversion or exercise of all outstanding options, warrants and other rights and securities exercisable or convertible into Shares)(the "Minimum
                                                                   -------
Condition") and to the other conditions set forth in Annex I hereto, shall use
---------
all reasonable efforts to consummate the Offer in accordance with its terms. The obligations of the Purchaser to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex I hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") subject to the Minimum Condition and the
               -----------------
other conditions set forth in Annex I hereto and reflecting, where appropriate, the other terms set forth in this Agreement. Purchaser shall not amend or waive the Minimum Condition and shall not decrease the Offer Price, decrease the number of Shares sought, change the form of consideration payable in the Offer, propose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to the holders of the Shares without the written consent of the Company; provided, however, that if on the initial scheduled expiration
                --------  -------
date of the Offer, which shall be twenty (20) business days after the date the Offer is commenced, all conditions to the Offer will not have been satisfied or waived, Purchaser may, from time to time, in its sole discretion, extend the expiration date. Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under applicable law; provided, however, that if, immediately prior to the expiration
                --------  -------
date of the Offer (as it may be extended), the Shares tendered and not withdrawn pursuant to the Offer constitute less than 90% of the outstanding Shares, the Purchaser may extend the Offer for a period not to exceed five (5) business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer.

          (b) As soon as practicable on the date the Offer is commenced, Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with
                          ---
respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-l"). The Schedule 14D-1 will
                                     --------------
include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). The Offer Documents will comply in
                          ---------------
all material respects with the provisions of applicable Federal securities laws and, on the date filed with the SEC and on the date first published or sent to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information furnished by the Company, in writing expressly for inclusion in the Offer Documents. The information supplied by the Company expressly for inclusion in the Offer Documents and by Parent or the Purchaser, expressly for inclusion in the Schedule 14D-9 (as hereinafter defined) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (c) Each of Parent and the Purchaser will take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, will promptly (i) correct any information provided by it for use in the Schedule 14D-1 or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the
Schedule 14D-1 or the Offer Documents to include any information that shall become necessary in order to make the statements made therein, in light of the circumstances under which they were made, not mis-leading, and the Purchaser further will take all steps necessary to cause the
Schedule 14D-1 or the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the reasonable opportunity to review any Offer Documents before they are filed with the SEC. In addition, Parent and the Purchaser will provide the Company and its counsel with any comments or other communications, whether written or oral, Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications.

          Section 1.2  Company Actions.
                       ---------------

          (a) The Company hereby approves of and consents to the Offer and represents that the Company Board of Directors, at a meeting duly called and held, has (i) unanimously determined that each of the Agreement, the Offer and the Merger and the Option Agreement (as hereinafter defined) are fair to and in the best interests of the stockholders of the Company, (ii) duly approved this Agreement, the Option Agreement, the Stockholder Agreement, and the transactions contemplated hereby and thereby, including the Offer and the Merger, (collectively, the "Transactions"), and such approval constitutes approval of
                    ------------
the Offer, this Agreement, the Stockholder Agreement, the Option Agreement and the transactions contemplated hereby and thereby, including the Merger, for purposes of Section 203 of the DGCL, such that Section 203 of the DGCL will not apply to the transactions contemplated hereby or thereby, and (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to the Purchaser and approve and adopt this Agreement and the Merger.

          (b) As soon as practicable after the Purchaser has filed the Offer Documents with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments or supplements thereto and including the exhibits thereto, the

"Schedule 14D-9") which shall, subject to the provisions of Section 5.3(c)
---------------
contain the recommendation referred to in clause (iii) of Section 1.2(a) hereof. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by Parent or the Purchaser in writing for inclusion in the Schedule 14D-9. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of the Shares, in each case, as and to the extent required by applicable Federal securities laws. The Company shall mail, or cause to be mailed, such Schedule 14D-9 to the stockholders of the Company at the same time the Offer Documents are first mailed to the stockholders of the Company together with such Offer Documents. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, will promptly (i) correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case, as and to the extent required by applicable Federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel with any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

          (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of all record holders of Shares, each as of a recent date, and shall promptly furnish the Purchaser with such additional information (including, but not limited to, updated mailing labels, security position listings and available listings or computer files containing the names and addresses of all recordholders of Shares) and assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares.

          Section 1.3  Directors.
                       ---------

          (a) Promptly upon the purchase of and payment for any Shares by the Purchaser pursuant to the Offer, the Minimum Condition having been satisfied, and from time to time thereafter as Shares are acquired by the Purchaser, Parent shall be entitled to designate such number of directors, subject to compliance with Section 14(f) of the Exchange Act, rounded up to the next whole number, on the Company Board of Directors as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the number of Shares which Purchaser or any affiliate of the Purchaser owns beneficially bears to the total number of Shares then outstanding. In furtherance thereof, the Company shall, upon the request of Parent, promptly either increase the size of its Board of Directors or use its best efforts to secure the resignations of such number of its incumbent directors, or both as is necessary to enable Parent's designees to be elected to the Company Board of Directors in accordance with this Section 1.3 and shall cause Parent's designees to be so elected. At such time, the Company shall, if requested by Parent, also cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company Board of Directors of (i) each committee of the Company Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary (as hereinafter defined) of the Company and
(iii) each committee (or similar body) of each such board.

          (b) Subject to applicable law, the Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-l promul-gated thereunder in order to fulfill its obligations under Section 1.3(a) hereof, and shall include in the Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if the Purchaser has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under Section 1.3(a). Parent or the Purchaser shall supply the Company information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.3 are in addition to and shall not limit any rights which the Parent, Purchaser or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

          (c) In the event that Parent's designees are elected to the Company Board of Directors subject to the other terms of this Agreement and until the Effective Time, the Company Board of Directors shall have at least one director who is a director on the date hereof and who may be Steve Bartlett, James D. Ireland, Jim H. Miller and Wayne Kern or otherwise is neither an officer of the Company nor a designee, stockholder, affiliate or associate (within the meaning of the Federal securities laws) of Parent (one or more of such directors, the

"Independent Directors"), provided that, in such event, if the number of
----------------------    -------- ----
Independent Directors shall be reduced below two for any reason whatsoever, any remaining Independent Director shall be entitled to, or, if no Independent Director then remains, the other directors shall designate one person to fill one of the vacancies who shall not be a stockholder, affiliate or associate of Parent or the Purchaser and such person shall be deemed to be an Independent Director for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees are elected to the Company Board of Directors, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time (as hereinafter defined), the affirmative vote of a majority of the Independent Directors shall be required to (a) amend or terminate this Agreement on behalf of the Company, (b) exercise or waive any of the Company's rights, benefits or remedies hereunder,

(c) extend the time for performance of the Purchaser's obligations hereunder or
(d) take any other action by the Company Board of Directors under or in connection with this Agreement; provided, however, that if there shall be no
                                --------  -------
such directors, such actions may be effected by unanimous vote of the entire Company Board of Directors.

          Section 1.4  The Merger.  Upon the terms and subject to the conditions
                       ----------
of this Agreement at the Effective Time, the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (a) the Purchaser shall be
                          ------
merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the

"Surviving Corporation") and shall continue to be governed by the laws of the
----------------------
State of Delaware, and (c) the corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.4. Pursuant to the Merger, (x) the certificate of incorporation of the Company (the

"Certificate of Incorporation"), shall be amended in its entirety to read as the
-----------------------------
certificate of incorporation of the Purchaser in effect immediately prior to the Effective Time, except that (i) Article FIRST thereof shall read as follows:
"FIRST: The name of the Corporation is SUN COAST INDUSTRIES, INC." and (ii) the provisions thereof regarding indemnification of directors, officers and others shall be amended by deleting such provisions in their entirety and substituting therefor Article X of the Certificate of Incorporation of the Company, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation and (y) the By-Laws of the Purchaser (the "By-Laws"), as in effect
                                                         -------
immediately prior to the Effective time (as hereinafter defined), shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, by such Certificate of Incorporation or by such By-Laws except that the provisions thereof regarding indemnification of directors, officers and others shall be amended by deleting such provisions in their entirety and substituting therefor Article VI of the By-laws of the Company.

          Section 1.5  Effective Time.  Parent, the Purchaser and the Company
                       --------------
shall cause a Certificate of Merger to be executed and filed on the Closing Date (as hereinafter defined) (or on such other date as Parent and the Company may agree) with the Secretary of State of Delaware (the "Secretary of State") in
                                                     ------------------
such form as required by, and executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective on the date on which the Certificate of Merger is duly filed with the Secretary of State or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."
                                             --------------

          Section 1.6  Closing.  The closing of the Merger (the "Closing") shall
                       -------                                   -------
take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (the "Closing Date"), at the
                                                     ------------
offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Embarcadero Center, Suite 3800, San Francisco, California, unless another date or place is agreed to in writing by the parties hereto.

          Section 1.7  Directors and Officers of the Surviving Corporation.  The
                       ---------------------------------------------------
directors of the Purchaser and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-laws. If, at the Effective Time, a vacancy shall exist on the Company Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

          Section 1.8  Effect of the Merger.  At the Effective Time, the effect
                       --------------------
of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Com-pany and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 1.9  Subsequent Actions.  If at any time after the Effective
                       ------------------
Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or the Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Purchaser, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all rights, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

          Section 1.10  Stockholders' Meeting.
                        ---------------------

          (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

                 (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as
                                       ---------------
     practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

                 (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy

     Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its stockholders, provided that no
      ---------------
     amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

                 (iii) include in the Proxy Statement the recommendation of the Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

          (b) Parent will provide the Company with the information concerning Parent and the Purchaser required to be included in the Proxy Statement. Parent shall vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the approval and adoption of this Agreement.

          Section 1.11  Merger Without Meeting of Stockholders.  Notwithstanding
                        --------------------------------------
Section 1.10 hereof, in the event that Parent, the Purchaser and any other Subsidiaries of Parent shall acquire in the aggregate at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto shall, at the request of Parent and subject to Article VII hereof, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.


                                  ARTICLE II

                           CONVERSION OF SECURITIES

          Section 2.1   Conversion of Capital Stock.  As of the Effective Time,
                        ---------------------------
by virtue of the Merger and without any action on the part of the holders of any Shares or holders of common stock, par value $.01 per share, of the Purchaser (the "Purchaser Common Stock"):
 ----------------------

          (a) Each issued and outstanding share of Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) All Shares that are owned by the Company as treasury stock and any Shares owned by Parent, the Purchaser or any other wholly owned subsidiary of Parent shall be cancelled and retired, and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Each Share issued and outstanding immediately before the Effective Time (other than any Shares to be cancelled pursuant to Section 2.1(b) and any Shares which are held by stockholders exercising appraisal rights pursuant to Section 262 of the DGCL ("Dissenting Stockholders")) shall be
                                      -----------------------
cancelled and extinguished and be converted into the right to receive the Offer Price in cash, payable to the holder thereof, without interest (the "Merger
                                                                     ------
Consideration"), upon surrender of the certificate formerly representing such
-------------
Share in the manner provided in Section 2.3 hereof. From and after the Effective Time, all such Shares shall no longer be outstanding and shall be deemed to be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.3 hereof, without interest, or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with
Section 262 of the DGCL.

          (d) Each share of Purchaser Common Stock, issued and outstanding immediately before the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          Section 2.2   Dissenting Shares.
                        -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with the DGCL (including but not limited to Section 262 thereof) and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares")
                                                             -----------------
shall not be converted into or represent a right to receive cash pursuant to
Section 2.1, but the holder thereof shall be entitled to only such rights as are granted by the DGCL.

          (b) Notwithstanding the provisions of Section 2.2(a), if any holder of Shares who demands appraisal of his Shares under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.1(a), without interest, upon surrender of the certificate or certificates representing such Shares pursuant to Section 2.3 hereof.

          (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any such demands.

          Section 2.3   Surrender of Shares; Stock Transfer Books.
                        -----------------------------------------

          (a) Before the Effective Time, the Purchaser shall designate a bank or trust Company reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive
                                                      ------------
the funds necessary to make the payments contemplated by Section 2.1(a). At the Effective Time, the Purchaser shall deposit, or cause to be deposited, in trust with the Paying Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.1(a). Such funds shall be invested as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to holders of the Shares. Earnings from such investments shall be the sole and exclusive property of the Purchaser and the Surviving Corporation and no part thereof shall accrue to the benefit of the holders of the Shares.

          (b) As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to
                         ------------
Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected and that the risk of loss of and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Parent may specify) and
(ii) instructions for use in effecting the surrender of Certificates in exchange for payment of the Merger Consideration (together, the "Transmittal Documents").
                                                        ---------------------
Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consi-deration in cash as contemplated by this Section 2.3. Upon the surrender of Certificates in accordance with the terms and instructions contained in the Transmittal Documents, the Purchaser shall cause the Paying Agent to pay the holder of such certificates in exchange therefor cash in an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held by the Purchaser or in the treasury of the Company).

          (c) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of any shares of capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash as provided in this Article II. No interest shall accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented outstanding Shares.

          (d) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Surviving Corporation shall pay or cause to be paid in exchange for such lost, stolen or destroyed Certificate the Merger Consideration for Shares represented thereby. When authorizing such payment of the Merger Consideration in exchange therefor, the board of directors of the Surviving Corporation may, in its discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

          (e) Promptly following the date which is six months after the Effective Time, the Surviving Corpora-tion shall be entitled to require the Paying Agent to deliver to it any cash (including any interest received with respect thereto), Certificates and other documents in its possession relating to the transactions contemplated hereby, which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) The Merger Consideration paid in the Merger shall be net to the holder of Shares in cash, subject to reduction only for any applicable Federal withholding taxes or, as set forth in Section 2.3(b), stock transfer taxes payable by such holder.

          Section 2.4  Company Stock Plans.
                       -------------------

          (a) Prior to the consummation of the Offer the Company shall take all actions necessary to provide that, at or immediately prior to the Effective Time, (i) each then outstanding option to purchase Shares (the "Options") and
                                                                -------
each outstanding Stock Appreciation Right (the "SARs") granted under the
                                                ----
Company's 1994 Director Stock Option Plan, 1994 Long-Term Incentive Plan, 1993 Incentive and Non-Statutory Stock Option Plan, 1987 Incentive Stock Option Plan, 1984 Incentive Stock Option Plan and any other stock-based incentive plan or arrangement of the Company (collectively, the "Stock Plans"), whether or not
                                               -----------
then vested or exercisable, shall be cancelled and (ii) in consideration of such cancellation, such holders of Options and SARs shall receive for each Share subject to such Option or SAR an amount (subject to any applicable withholding tax) in cash equal to the product of (A) the excess, if any, of the Offer Price over the per Share exercise price of such Option or the per Share base price of such SAR and (B) the number of Shares subject to such Option or SAR, whether or not vested. The Company shall use all reasonable efforts to effectuate the foregoing, including without limitation amending the Stock Plans and obtaining any necessary consents from holders of Options and SARs; provided,
                                                                       --------
however, that prior to the purchase of Shares pursuant to the Offer, the Board
-------
of Directors of the Company shall adopt such resolutions or take such other actions as are required to adjust, effective immediately prior to the Effective Time, the terms of each outstanding Option and SAR under the Stock Plans as to which any such consent is not obtained prior to the Effective Time to provide that such Option or SAR shall be converted into the right, upon exercise of such Option or SAR and payment of the exercise price thereof, at any time after the Effective Time, to receive an amount in cash equal to the Offer Price for each Share subject to such Option or SAR, or, alternatively, upon the surrender and cancellation of such Option or SAR at any time after the Effective Time to receive an amount in cash determined by multiplying (i) the excess, if any, of the Offer Price over the applicable exercise price of such Option or base price of such SAR by (ii) the number of Shares subject to such Option or SAR, in either case without interest or any other adjustment thereto.

          (b) Except as may be otherwise agreed to by Parent or the Purchaser and the Company, the Stock Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted as of the Effective Time.

          (c) The Company shall take all necessary actions to provide that as of the Effective Time no holder of Options under the Stock Plans will have any right to receive shares of common stock of the Surviving Corporation upon exercise of any such Option.

          (d) The Company shall take all actions necessary to provide that at or immediately prior to the Effective Time, (i) each then outstanding option or right to acquire Shares under the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") shall automatically be exercised or deemed exercised and
--------------------
(ii) in lieu of the issuance of Certificates, each option or right holder shall receive an amount in cash (subject to any applicable withholding tax) equal to the product of (x) the number of Shares otherwise issuable upon such exercise and (y) the Merger Consideration. The Company shall use all reasonable efforts to effectuate the foregoing, including without limitation amending the Stock Purchase Plan and obtaining any necessary consents from holders of such options or rights. The Company (i) shall not permit the commencement of any new offering period under the Stock Purchase Plan following the date hereof, (ii) shall not permit any optionee or right holder to increase his or her rate of contributions under the Stock Purchase Plan following the date hereof, (iii) shall terminate the Stock Purchase Plan as of the Effective Time, and (iv) shall take any other actions necessary to provide that as of the Effective Time no holder of options or rights under the Stock Purchase Plan will have any right to receive shares of common stock of the Surviving Corporation upon exercise of any such option or right.


                                  ARTICLE III

                              REPRESENTATIONS AND
                           WARRANTIES OF THE COMPANY

          Except as set forth in the schedule delivered to Parent prior to the execution of this Agreement setting forth specific exceptions to the Company's representations and warranties set forth herein and except as set forth in the Schedules to that certain Purchase and Sale Agreement (the "Borden Agreement")
                                                            ----------------
between the Company, Sun Coast Holdings, Inc. and Plastics Manufacturing Company, as Sellers and Borden Chemical, Inc. as Buyer, dated December 22, 1997 (the "Company Disclosure Schedule"), the Company represents and warrants to
      ---------------------------
Parent and the Purchaser as set forth below. Each exception set forth in the Company Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such section.

          Section 3.1    Organization.
                         ------------

          (a) Each of the Company and its Subsidiaries (as defined below) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incor-
poration or organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as hereinafter defined). As used in this Agreement, the term "Subsidiary" shall mean, with respect to any
                                  ----------
party, any corporation or other organization, whether incorporated or unincorporated or domestic or foreign to the United States of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, "Company Material Adverse Effect" means any event, change in or
                 -------------------------------
effect on the business of the Company or its Subsidiaries, taken as a whole, that is or could reasonably be expected to be materially adverse to (i) the business, operations, properties (including intangible properties), condition (financial or otherwise), results of operations, assets, liabilities, regulatory status or prospects of the Company and its Subsidiaries, taken as a whole, or
(ii) the ability of the Company to consummate any of the Transactions or to perform its obligations under this Agreement or the Option Agreement. The Company Disclosure Schedule sets forth in Section 3.1(a) a complete list of the Company's Subsidiaries.

          (b) The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Company Material

Adverse Effect. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company does not own (i) any equity interest in any corporation or other entity or (ii) marketable securities where the Company's equity interest in any entity exceeds five percent of the outstanding equity of such entity on the date hereof.

          Section 3.2    Capitalization.
                         --------------

          (a) The authorized capital stock of the Company consists of 40,000,000 shares of common stock, par value $.01 per share (the "Common
                                                                  ------
Stock"). As of the date hereof, (i) 4,117,629 Shares are issued and outstanding,
-----
(ii) no Shares are issued and held in the treasury of the Company, (iii) a total of 593,900 Shares are reserved for issuance pursuant to the Stock Plans, of which (A) 11,000 Shares are reserved for issuance pursuant to outstanding Options and 14,000 Shares are reserved for issuance pursuant to future awards, in each case under the Company's 1994 Director Stock Option Plan, (B) 232,750 Shares are reserved for issuance pursuant to outstanding Options, no Shares are reserved in respect of outstanding SARs, no Shares have been issued as shares of restricted stock that have not vested as of the date hereof, no Shares are reserved in respect of outstanding Performance Shares, and 267,250 Shares are reserved for issuance pursuant to future awards, in each case under the Company's 1994 Long-Term Incentive Plan, (C) 63,500 Shares are reserved for issuance pursuant to outstanding Options, no Shares are reserved for issuance pursuant to outstanding SARs and no Shares are reserved for issuance pursuant to future awards, in each case under the Company's 1993 Incentive and Non-Statutory Stock Option Plan, (D) 5,400 Shares are reserved for issuance pursuant to outstanding Options and no Shares are reserved for issuance pursuant to future awards, in each case under the Company's 1987 Incentive Stock Option Plan, and
(E) no Shares are reserved for issuance pursuant to outstanding Options and no Shares are reserved for issuance pursuant to future awards, in each case under the Company's 1984 Incentive Stock Option Plan, and (iv) 119,114 Shares are reserved for issuance upon the exercise of the warrant (the "Warrant") issued
                                                             -------
pursuant to the terms of the Stock Subscription Warrant dated January 9, 1988, among the Company, PruSupply Capital Assets, Inc. (assigned to The Prudential Insurance Company of America) and Sun Coast Holdings, Inc. Section 3.2(a) of the

Company Disclosure Schedule sets forth the number of shares subject to each outstanding Option, SAR and the Warrant, and the exercise price thereof. All the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Options and the Warrant will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries
                      -----------
issued and outstanding. Except as disclosed in this Section 3.2 or as set forth in Section 3.2(a) of the Company Disclosure Schedule, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (iii) except as set forth in Section 3.2(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company or any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

          (b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, or other encumbrances and restrictions of any nature whatsoever ("Encumbrances").
             ------------

          (c) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

          (d) Other than as set forth on Section 3.2(d) of the Company Disclosure Schedule, there is no outstanding material Indebtedness (as hereinafter defined) of the Company or any of its Subsidiaries. Except as identified in Section 3.2(d) of the Company Disclosure Schedule, no such Indebtedness of the Company or its Subsidiaries contains any restriction upon
(i) the prepayment of such Indebtedness, (ii) the incurrence of Indebtedness by the Company or its Subsidiaries, respectively, or (iii) the ability of the Company or its Subsidiaries to grant any liens on its properties or assets. For purposes of this Agreement, "Indebtedness" shall include (i) all indebtedness
                             ------------
for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under financing leases, (iv) all obligations in respect of acceptances issued or created, (v) all liabilities secured by any lien on any property, and (vi) all guarantee obligations.

          Section 3.3    Authorization; Validity of Agreement; Company Action.
                         ----------------------------------------------------

          (a) The Company has the necessary corporate power and authority to execute and deliver this Agreement and the Option Agreement and, subject to obtaining any necessary approval of this Agreement and the Merger by the stockholders of the Company, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the Option Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by its Board of Directors and, except for obtaining the approval of its stockholders as contemplated by Section 1.10 hereof, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the Option Agreement, and the consummation by it of the Transactions. Each of this Agreement and the Option Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and the Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

          (b) The provisions of Section 203 of the DGCL, are not applicable to this Agreement, the Option Agreement, the Stockholder Agreement or the other Transactions, including the Merger and the purchase of Shares in the Offer or pursuant to the exercise of the option granted under the Option Agreement. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock which may be necessary to approve this Agreement and the other Transactions, including the Merger.

          Section 3.4    Consents and Approvals; No Violations.  Except as set
                         -------------------------------------
forth in Section 3.4 of the Company Disclosure Schedule and for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), none of the
                                                     -------
execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation, the By-laws or similar organizational documents of the Company or any of its Subsidiaries, state securities laws or blue sky laws and the DGCL, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory author-
ity or agency (a "Governmental Entity"), (iii) result in a violation or breach
                  -------------------
of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Company Agreements") or (iv) violate any order, writ, injunction, decree,
      ------------------
statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clause (ii), (iii) or (iv) where failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, have a Company Material Adverse Effect. Section 3.4 of the Company Disclosure Schedule sets forth a list of all material third party consents and approvals required to be obtained in connection with this Agreement under the Company Agreements prior to the consummation of the transactions contemplated by this Agreement.

          Section 3.5    SEC Reports and Financial Statements.  The Company has
                         ------------------------------------
filed with the SEC, and has heretofore made available to Parent, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since July 1, 1995 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (as such documents
                                         --------------
have been amended since the time of their filing, collectively, the "Company SEC
                                                                     -----------
Documents").  As of their respective dates, or if amended, as of the date of the
---------
last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements included in the Company SEC Documents (the "Financial Statements") (i) have been prepared from, and are
                    --------------------
in accordance with, the books and records of the Company and its consolidated Subsidiaries, (ii) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis
                                           ----
during the periods involved (except as may be indicated in the notes thereto) and (iv) fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein, except that any such Financial Statements that are unaudited, interim financial statements were or are subject to normal and recurring year end adjustments.

          Section 3.6    Absence of Certain Changes.  Except as set forth in
                         --------------------------
Section 3.6 of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date hereof, since June 30, 1997, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course. From June 30, 1997 through the date of this Agreement, there has not occurred (i) any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, a Company Material Adverse Effect, or
(ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or any of its Subsidiaries, or (iii) any material changes in accounting principles or methods, except insofar as may be required by a change in GAAP. Since June 30, 1997 neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.2 hereof.

          Section 3.7    No Undisclosed Liabilities.  Except (a) as disclosed in
                         --------------------------
the Financial Statements and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice since June 30, 1997, (ii) pursuant to the terms of this Agreement or (iii) as disclosed in
Section 3.7 of
the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have a Company Material Adverse Effect or would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1997. Section 3.7 of the Company Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing indebtedness of the Company and its Subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement, the Merger or the other transactions contemplated hereby or thereby.

          Section 3.8    Litigation.  Except as set forth in Section 3.8 of the
                         ----------
Company Disclosure Schedule or in the Company SEC Documents, as of the date hereof, there is no suit, claim, action, proceeding, including, without limitation, arbitration proceeding or alternative dispute resolution proceeding, or investigation pending or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries before any Governmental Entity that, either individually or in the aggregate, if adversely determined, would be reasonably likely to have a Company Material Adverse Effect.

          Section 3.9    Employee Benefit Plans; ERISA.
                         -----------------------------

          (a) Section 3.9 of the Disclosure Schedule contains a true and complete list of each material employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company or any
                      ---------------
of its Subsidiaries would be deemed a "single employer" within the meaning of
Section 4001(b)(1) of ERISA, for the benefit of any current or former employee or director of the Company, or any of its Subsidiaries or any ERISA Affiliate (the "Plans"). Section 3.9 of the Company Disclosure Schedule identifies each of
      -----
the Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"). None of
                                                         -----------
the Company, any of its Subsidiaries nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any current or former employee or director of the Company, any of its Subsidiaries or any ERISA Affiliate.

          (b) With respect to each of the Plans, except as set forth in Section 3.9(b) of the Company Disclosure Schedule, the Company has heretofore delivered to the Purchaser true and complete copies of each of the following documents, as applicable:

              (i) a copy of the Plan documents (including all amendments thereto) for each written Plan or a written description of any Plan that is not otherwise in writing;

              (ii) a copy of the annual report or Internal Revenue Service Form 5500 Series, if required under ERISA, with respect to each ERISA Plan for the last three Plan years ending prior to the date of this Agreement for which such a report was filed;

              (iii) a copy of the actuarial report, if required under ERISA, with respect to each ERISA Plan for the last three Plan years ending prior to the date of this Agreement;

              (iv)  a copy of the most recent Summary Plan Description ("SPD"),
                                                                         ---
     together with all Summaries of Material Modification issued with respect to such SPD, if required under ERISA, with respect to each ERISA Plan, and all other material employee communications relating to each ERISA Plan;

              (v) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any;

              (vi) all contracts relating to the Plans with respect to which the Company, any of its Subsidiaries or any ERISA Affiliate may have any material liability, including insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and

              (vii) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").
                                                                   ----

          (c) Except as set forth in Section 3.9(c) of the Company Disclosure Schedule, no material liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate since the Effective Date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company, or any of its Subsidiaries or any ERISA Affiliate of incurring any material liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC"),
                                                                      ----
which payments have been or will be made when due. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company, any of its Subsidiaries or any ERISA Affiliate made, or was required to make, contributions during the past six years.

          (d) The PBGC has not instituted proceedings pursuant to Section 4042 of ERISA to terminate any of the ERISA Plans subject to Title IV of ERISA, and to the Company's knowledge no condition exists that presents a material risk that such proceedings will be instituted by the PBGC.

          (e) Except as set forth in Section 3.9(e) of the Company Disclosure Schedule, with respect to each of the ERISA Plans that is subject to Title IV of ERISA, the present value of accumulated benefit obligations under such Plan, as determined by the Plan's actuary based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accumulated benefit obligations.

          (f) None of the Company, any of its Subsidiaries, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor to the Company's knowledge, any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any of its Subsidiaries or any ERISA Affiliate could be subject to any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975(a) or (b), 4976 or 4980B of the Code.

          (g) All contributions and premiums which the Company, any of its Subsidiaries or any ERISA Affiliate is required to pay under the terms of each of the ERISA Plans and section 412 of the Code, have, to the extent due, been paid in full or properly recorded on the financial statements or records of the Company or its Subsidiaries, and none of the ERISA Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the date of this Agreement. No lien has been imposed under section 412(n) of the Code or Section 302(f) of ERISA on the assets of the Company, any of its Subsidiaries or any ERISA Affiliate, and to the Company's knowledge no event or circumstance has occurred that is reasonably likely to result in the imposition of any such lien on any such assets on account of any ERISA Plan.

          (h) With respect to any ERISA Plan that is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, (i) neither the Company, any of its Subsidiaries nor any ERISA Affiliate has, since September 26, 1980, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) no event has occurred that presents a material risk of a complete or partial withdrawal,
(iii) neither the Company, each of its Subsidiaries nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA, (iv) to the Company's knowledge no circumstances exist that present a material risk that any such multi-employer plan will go into reorganization, and (v) the aggregate withdrawal liability of the Company, each of its Subsidiaries and the ERISA Affiliates, computed as if a complete withdrawal by the Company, each of its Subsidiaries and all of its ERISA Affiliates had occurred under each such multiemployer plan on the date hereof, would be zero.

          (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

          (j) Each of the ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified. The Company has applied for and received a currently effective determination letter from the IRS stating that it is so qualified, and no event has occurred which would affect such qualified status.

          (k) Any fund established under an ERISA Plan that is intended to satisfy the requirements of section 501(c)(9) of the Code has so satisfied such requirements.

          (l) Except as set forth in section 3.9(l) of the Company Disclosure Schedule, no amounts payable under any of the Plans or any other contract, agreement or arrangement with respect to which the Company or any of its Subsidiaries may have any liability could fail to be deductible for federal income tax purposes by virtue of section 162(m) or section 280G of the Code.

          (m) No Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable Laws, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, any of its Subsidiaries or an ERISA Affiliate, or (iv) benefits, the full direct cost of which is borne by the current or former employee (or beneficiary thereof)).

          (n) Except as set forth in Section 3.9(n) of the Company Disclosure Schedule or as otherwise provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, officer or director of the Company, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director.

          (o) Except as set forth in Section 3.9(o) of the Company Disclosure Schedule, there are no pending or, to the Company's knowledge, threatened or anticipated material claims by or on behalf of any Plan by any employee or beneficiary under any such Plan or otherwise involving any such Plan (other than routine claims for benefits).

          Section 3.10  Taxes.
                        -----

          (a) Except as would not, either individually or in the aggregate, have a Company Material Adverse Effect, or set forth in Section 3.10 of the Company Disclosure Schedule:

              (i) the Company and its Subsidiaries have (x) duly filed (or there have been filed on their behalf) with the appropriate Tax Authorities (as hereinafter defined) all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof, and such Tax Returns are true, correct and complete in all respects, and (y) duly paid in full or made provision in accordance with

     GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods ending through the date hereof;

              (ii) there are no liens for Taxes upon any property or assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due and for which adequate reserves have been established in accordance with GAAP;

              (iii) neither the Company nor any of its Subsidiaries has made any change in accounting methods, received a ruling from any Tax Authority or signed an agreement with regard to Taxes;

              (iv) no Federal, state, local or foreign Audits are presently pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries and to the best knowledge of the Company no Audit is threatened;

              (v) except as set forth in Section 3.10(a)(v) of the Company Disclosure Schedule, the Tax Returns of the Company and its Subsidiaries have not been examined by any Tax Authority in the last five years.
     Section 3.10(a)(v) of the Company Disclosure Schedule sets forth the Tax Returns that have not been examined by the applicable Tax Authorities for the period filed and remain open to examination under applicable statutes of limitation;

              (vi) there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by either the Company or any of its Subsidiaries with respect to any Taxes is currently in force;

              (vii) neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes;

              (viii) neither the Company nor its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code or in payments that will not be deductible under section 162(m); and

              (ix) neither the Company nor any of its Subsidiaries is a party to an election with respect to Taxes;

          (b) "Audit" means any audit, assessment, or other examination relating
               -----
to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes. "Tax" or "Taxes" means all Federal, state, local, and
                     ---      -----
foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority. "Tax Authority"
                                                              -------------
means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes. "Tax
                                                                          ---
Returns mean all Federal, state, local and foreign tax returns, declarations,
-------
statements, reports, schedules, forms, and information returns and any amendments thereto.

          Section 3.11  Contracts.  Each Company Agreement is valid, binding
                        ---------
and enforceable against the Company or its Subsidiaries, as the case may be, and in full force and effect, except where failure to be valid, binding and so enforceable and in full force and effect would not have a Company Material Adverse Effect, and there are no defaults by the Company or its Subsidiaries thereunder, except those defaults that would not have a Company Material Adverse Effect. Section 3.11 of the Company Disclosure Schedule sets forth a true and complete list of (i) all material Company Agreements entered into by the Company or any of its Subsidiaries since June 30, 1997 and all amendments to any Company Agreements included as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and (ii) all non-competition agreements imposing restrictions on the ability of the Company or any of its Subsidiaries to conduct business in any jurisdiction or territory.

          Section 3.12  Real Property.
                        -------------

          (a) Section 3.12 of the Company Disclosure Schedule sets forth a complete list of all real property owned by the Company or its Subsidiaries (the "Real Property"). Except as set forth in Section 3.12(a) of the Company
 -------------
Disclosure Schedule, the Company or its Subsidiaries has good and marketable title to the Real Property, free and clear of all Encumbrances. Copies of (i) all deeds, title insurance policies and surveys of the Real Property and (ii) all documents evidencing all material Encumbrances upon the Real Property have been furnished to Parent. Except for matters disclosed in the Company SEC Documents, or matters that would not be reasonably expected to result in a Company Material Adverse Effect, there are no proceedings, claims, disputes or to the Company's knowledge conditions affecting any Real Property that might curtail or interfere with the use of such property, nor is an action of eminent domain pending or to the knowledge of the Company threatened for all or any portion of the Real Property. Except as disclosed in Section 3.12(a) of the Company Disclosure Schedule, the Company is not a party to any lease, assignment or similar arrangement under which the Company is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

          (b) The Company has not during the preceding twelve (12) months received any notice of or other writing referring to any requirements or recommendations by any insurance Company that has issued a policy covering any part of the Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Real Property. The plumbing, electrical, heating, air conditioning, ventilating and all other structural or material mechanical systems in the buildings upon the Real Property are in good working order and working condition, so as to be adequate for the operation of the business of the Company as heretofore conducted, and the roof, basement and foundation walls of all buildings on the Real Property are free of leaks and other material defects, except for any matter otherwise covered by this sentence which does not have, individually or in the aggregate, a Company Material Adverse Effect.

          (c) The Company has obtained all appropriate licenses, permits, easements and rights of way, including proofs of dedication, required to use and operate the

Real Property in the manner in which the Real Property is currently being used and operated, except for such licenses, permits or rights of way the failure of which to have obtained does not have, individually or in the aggregate, a Company Material Adverse Effect.

          (d) The Company has not received notification that the Company is in violation in any material respect of any applicable building, zoning, anti-pollution, health or other law, ordinance or regulation in respect of the Real Property or structures or their operations thereon and to the Company's knowledge no such violation exists.

          Section 3.13  Intellectual Property.
                        ---------------------

          (a) Section 3.13(a) of the Company Disclosure Schedule is a true and complete list of all material (i) patents and patent applications, (ii) trademark registrations and applications, (iii) service mark registrations and applications, (iv) Computer Software, other than off-the-shelf applications, (v) copyright registrations and applications, (vi) unregistered trademarks, service marks, and copyrights, and (vii) Internet domain names used or held for use in connection with the business of the Company or any of its Subsidiaries, together with all licenses related to the foregoing (whether the Company or any of its Subsidiaries is the licensee or licensor thereunder). Other than as listed in
Section 3.13(a) of the Company Disclosure Schedule, no agreement licensing the Intellectual Property (as hereinafter defined) of the Company to any licensee creates an option for such licensee to purchase any of the Intellectual Property owned by the Company, its Subsidiaries or affiliates, or would in any other way require the transfer of the Intellectual Property owned by the Company, its Subsidiaries or any affiliate of the Company to such licensee. The Company or one of its Subsidiaries currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed in Section 3.13(a) of the Company Disclosure Schedule.

          (b) The term "Computer Software" shall mean other than off-the-shelf
                        -----------------
applications (i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indi-rectly in computer software or firmware whether in source code or object code form, (ii) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing, and all content contained on all World Wide Web sites of the Company or any Subsidiary.

          (c) Except as set forth on Section 3.13(c) of the Company Disclosure Schedule, the Company and its Subsidiaries own or have the right to use all patents, patent applications, patent rights, copyrights, trademarks, trademark rights, trade names, trade name rights, and service marks, and all goodwill of the business associated therewith, trade secrets, technology and know-how, Computer Software other than off-the-shelf applications, Internet domain names, registrations for and applications for registration of trademarks, service marks and copyrights, and other confidential or proprietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, used anywhere in the world in connection with the businesses of the Company or any of its Subsidiaries as currently conducted (collectively, the "Intellectual Property"), free and clear of all liens or
                    ---------------------
other Encumbrances of any nature, except where the failure to so own or use such Intellectual Property would not have a Company Material Adverse Effect.

          (d) All patents, registrations and applications for Intellectual Property that are used in and are material to the conduct of the businesses of the Company and its Subsidiaries as currently conducted (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and
(ii) have not lapsed, expired or been
abandoned, and no patent, registration or application therefor is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction.

          (e) Other than as set forth in Section 3.13(e) of the Company Disclosure Schedule, to the Company's knowledge, the conduct of the businesses of the Company and its Subsidiaries as currently conducted does not conflict with or infringe in any way on any proprietary right of any third party, which conflict or infringement would have a Company Material Adverse Effect or any of its Subsidiaries. Other than as set forth in Section 3.13(e) of the Company Disclosure Schedule, there is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (i) alleging any such conflict or infringement with any third party's proprietary rights, or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property.

          (f) The Computer Software, other than off-the-shelf applications, currently used by the Company or any of its Subsidiaries in the conduct of their businesses was either: (i) developed by employees of the Company or such Subsidiary of the Company within the scope of their employment; (ii) developed on behalf of the Company or any of its Subsidiaries by a third party, and all ownership rights therein have been assigned or otherwise transferred to or vested in the Company or such Subsidiary of the Company, as the case may be, pursuant to written agreements; or (iii) licensed or acquired from a third party pursuant to a written license, assignment, or other contract which is in full force and effect and of which neither the Company nor any of its Subsidiaries is in material breach except where the failure to have been Computer Software so developed, licensed or acquired would not have a Company Material Adverse Effect. Except as set forth on Section 3.13(f) of the Disclosure Schedule, (x) no third party has had access to any of the source code for any of the Computer Software described in clause (i) or (ii) hereof and (y) no act has been done or omitted to be done by the Company or any of its Subsidiaries to impair or dedicate to the public or entitle any Governmental Entity to hold abandoned any of such Computer Software.

          (g) Except as set forth on Section 3.13(g) of the Company Disclosure Schedule, all consents, filings, and authorizations by or with governmental authorities or third parties necessary with respect to the consummation of the transactions contemplated hereby as they may affect the Intellectual Property have been obtained or made, except where the failure to obtain or make such consents, filings and authorizations will not prohibit the consummation of the Transactions or have a Company Material Adverse Effect.

          (h) Neither the Company nor any of its Subsidiaries has entered into any material consent, indemnification, forbearance to sue, settlement agreement or cross-licensing arrangement with any person relating to any material Intellectual Property or the intellectual property of any third party other than as may be contained in the license agreements listed in Section 3.13 of the Disclosure Schedule.

          (i) Except as set forth on Section 3.13(i) of the Company Disclosure Schedule, the Company and its Subsidiaries is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to any material Intellectual Property.

          (j) No former or present employees, officers or directors of the Company or any of its Subsidiaries hold any material right, title or interest directly or indirectly, in whole or in part, in or to any Intellectual Property.

          (k) No material trade secret or confidential know-how or other material confidential information relating to the Company has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the Company's interests in and to such confidential information.


          Section 3.14  Labor Matters.
                        -------------

          (a) Except as set forth on Section 3.14 of the Company Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company, threatened against or affecting the Company and during the past five years from the date of this Agreement there has not been any such action, (ii) the Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company, (iii) none of the employees of the Company is represented by any labor organization and the Company does not have any knowledge of any union organizing activities among the employees of the Company within the past five years, (iv) there are no written personnel policies, rules or procedures applicable to employees of the Company, other than those set forth on Section 3.14 of the Company Disclosure Schedule, true and correct copies of which have heretofore been delivered to Parent, (v) the Company is, and has at all times been, in compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable laws, except for such non-compliance which has not had and would not reasonably be expected to have a Company Material Adverse Effect, (vi) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency, (vii) there is no material pending grievance arising out of any collective bargaining agreement or other grievance procedure, (viii) to the knowledge of the Company, no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (ix) the Company has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company and no such investigation is in progress, and (x) there are no complaints, lawsuits or other proceedings pending or, to the knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company, any applicant for employment or classes of the foregoing alleging breach by the Company or its Subsidiaries of any express or implied contract or employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, which, if determined adversely to the Company could reasonably be expected to have a Company Material Adverse Effect.

          (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), (i) the Company has not effectuated a "plant
                       --------
closing," (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation, and (iii) none of the Company's employees has suffered an "employment loss" (as defined in the WARN Act) during the six month period prior to the date of this Agreement.

          Section 3.15  Compliance with Laws.  To the Company's knowledge, the
                        --------------------
Company and its Subsidiaries have complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local, foreign governments and agencies thereof which affect the current business, properties or assets of the Company and its Subsidiaries, and no notice, charge, claim, action or assertion has been received in writing by the Company or any of its Subsidiaries or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries alleging any violation of any of the foregoing, except when such non-compliance or violation could not reasonably be expected to have a Company Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect, except where the failure to be in full force and effect would not have a Company Material Adverse Effect.

          Section 3.16  Environmental Matters.
                        ---------------------

          (a) Except as set forth in Section 3.16(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries is in compliance in all material respects with all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources (together "Environmental Laws" and including, without limitation, laws and regulations
 ------------------
relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic or hazardous substances or wastes, petroleum and petroleum products, polychlorinated biphenyls (PCBs), or asbestos or asbestos-containing materials ("Materials of Environmental Concern")), or
                                   ----------------------------------
otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern. Such compliance includes, but is not limited to, the possession by the Company and each of its Subsidiaries of all permits and other governmental authorizations required under all applicable Environmental Laws, and compliance with the terms and conditions thereof except where the failure to be in full force and effect or such non-compliance would not have a Company Material Adverse Effect. All permits and other governmental authorizations currently held by the Company and each of its Subsidiaries pursuant to the Environmental Laws are identified in Section 3.16(a) of the Company Disclosure Schedule.

          (b) Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any communication (written or, to the best of the Company's knowledge, oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in full compliance with any Environmental Laws, and to the best of the Company's knowledge, there are no circumstances that may prevent or interfere with such full compliance in the future. The Company has used its best efforts to provide to Parent or its representatives all information that is in the possession of or reasonably available to the Company regarding environmental matters pertaining to or the environmental condition of the business of the Company and its Subsidiaries, or the compliance (or noncom-pliance) by the Company and its Subsidiaries with any Environmental Laws.

          (c) Except as set forth in Section 3.16(c) of the Company Disclosure Schedule, there is no claim, investigation or notice (written or, to the best of the Company's knowledge, oral) (together, "Environmental Claim") by any person
                                           -------------------
or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, person injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, that in either case is pending or threatened against the Company or any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law.

          (d) Except as set forth in Section 3.16(d) of the Company Disclosure Schedule, to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against the Company or any of its Subsidiaries or, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

          (e) Without in any way limiting the generality of the foregoing, (i) all on-site and off-site locations where the Company or any of its Subsidiaries has (previously or currently) stored, disposed or arranged for the disposal of Materials of Environmental Concern are identified in Section 3.16(e) of the Company Disclosure Schedule, (ii) all underground storage tanks, and the capacity and contents of such tanks, located on any property owned, leased, operated or controlled by the Company or any of its Subsidiaries are identified in

Section 3.16(e) of the Company Disclosure Schedule, (iii) except as set forth in Section 3.16(e) of the Company Disclosure Schedule, to the best of the Company's knowledge there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, operated or controlled by the Company or any of its Subsidiaries, and (iv) except as set forth in Section 3.16(e) of the Company Disclosure Schedule, to the best of the Company's knowledge, no PCBs or PCB-containing items are used or stored at any property owned, operated or controlled by the Company and its Subsidiaries.

          Section 3.17  Product Liability.  Except as described in Section
                        -----------------
3.17 of the Company Disclosure Schedule, there are not presently pending, or to the knowledge of the Company, threatened, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has extended to its customers any written non-uniform product warranties, indemnifications or guarantees.

          Section 3.18  Information in Proxy Statement. The Proxy Statement,
                        ------------------------------
if any (or any amendment thereof or supplement thereto), at the date mailed to Company stockholders and at the time of the meeting of Company stockholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or the Purchaser expressly for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          Section 3.19  Potential Conflict of Interest.  Except as set forth
                        ------------------------------
in Section 3.19 of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date hereof, since June 30, 1997 there have been no transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and their respective affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

          Section 3.20  Opinion of Financial Advisor.  The Company has
                        ----------------------------
received the written opinion of Stephens, Inc., dated the date hereof, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a copy of which opinion has been delivered to Parent and the Purchaser.

          Section 3.21  Insurance.  Section 3.21 of the Company Disclosure
                        ---------
Schedule lists the Company's material insurance policies. There is no material claim pending under any of the Company's or any of its Subsidiary's policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          Section 3.22  Suppliers and Customers.  Since June 30, 1997, no
                        -----------------------
material licensor, vendor, supplier, licensee or customer of the Company or any of its Subsidiaries has cancelled or otherwise modified (in a manner materially adverse to the Company) its relationship with the Company or its Subsidiaries and, to the Company's knowledge, (i) no such person has notified the Company of its intention to do so, and (ii) the consummation of the transactions contemplated hereby will not adversely affect any of such relationships.

          Section 3.23  Accounts Receivable; Inventory.  Except as disclosed
                        ------------------------------
in Section 3.23 of the Company Disclosure Schedule.

          (a) Subject to any reserves set forth in the consolidated balance sheet of the Company included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 as filed with the SEC prior to the date of this Agreement (the "Company Balance Sheet"), the accounts receivable shown in
                     ---------------------
the Company Balance Sheet arose in the ordinary course of business, were not, as of the date of the Company Balance Sheet, subject to any material discount, contingency, claim of offset or recoupment or counterclaim, and represented, as of the date of the Company Balance Sheet, bona fide claims against debtors for sales, leases, licenses and other charges. All accounts receivable of the Company and its Subsidiaries arising after the date of the Company Balance Sheet through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any material discount, contingency, claim of offset or recoupment or counterclaim, except for normal reserves consistent with past practice. The amount carried for doubtful accounts and allowances disclosed in the Company Balance Sheet is believed by the Company as of the date of this Agreement to be sufficient to provide for any losses which may be sustained or realization of the accounts receivable shown in the Company Balance Sheet.

          (b) As of the date of the Company Balance Sheet, the inventories shown on the Company Balance Sheet consisted in all material respects of items of a quantity and quality usable or saleable in the ordinary course of business. All of such inventories were acquired in the ordinary course of business and, as of the date of this Agreement, have been replenished in all material respects in the ordinary course of business consistent with past practices. All such inventories are valued on the Company Balance Sheet in accordance with GAAP, applied on a basis consistent with the Company's past practices, and provision has been made or reserves have been established on the Company Balance Sheet, in each case in an amount believed by the Company as of the date of this Agreement to be adequate, for all slow-moving, obsolete or unusable inventories.

          Section 3.24  Title and Condition of Properties. The Company and its
                        ---------------------------------
Subsidiaries own good and marketable title, free and clear of all Encumbrances, to all of the personal property and assets shown on the

Company Balance Sheet or acquired after September 30, 1997, except for (A) assets which have been disposed of to nonaffiliated third parties since September 30, 1997 in the ordinary course of business, (B) Encumbrances reflected in the Balance Sheet, (C) Encumbrances or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (D) Encumbrances for current Taxes not yet due and payable. All of the machinery, equipment and other tangible personal property and assets owned or used by the Company or its Subsidiaries are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are usable in the ordinary course of business, except for any matter otherwise covered by this sentence which does not have, individually or in the aggregate, a Company Material Adverse Effect.

          Section 3.25  Rights Agreement.  The Company has taken all action
                        ----------------
that may be necessary under the Rights Agreement so that (i) the execution of this Agreement and the Option Agreement and any amendments hereto and thereto by the parties hereto and the consummation of the transactions contemplated hereby shall not cause (A) Parent and/or the Purchaser to become an Acquiring Person (as defined in the Rights Agreement), or (B) a Distribution Date, a Stock Acquisition Date or a Triggering Event (as such terms are defined in the Rights Agreement) to occur, irrespective of the number of Shares acquired pursuant to the Offer or exercise of the option granted under the Option Agreement and (ii) the Rights Agreement is otherwise inapplicable to this Agreement, the Option Agreement and the transactions contemplated hereby, including the Offer and the Merger. The Company has furnished to Parent true and complete copies of all amendments to the Rights Agreement that fulfill the requirements of this Section
3.25 and such amendments are in full force and effect.

          Section 3.26  Borden Disposition.  The representations and
                        ------------------
warranties of the Company, Sun Coast Holdings, Inc., a Nevada corporation, and Plastics Manufacturing Company, a Nevada corporation (collectively, the "Sellers") as set forth in the Borden Agreement are true and correct in all
 -------
material respects.  The disposi-
tion by the Company of certain assets of the Sellers pursuant to the Borden Agreement shall be referred to herein as the "Borden Disposition."
                                              ------------------

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND THE PURCHASER

          Parent and the Purchaser represent and warrant to the Company as follows:

          Section 4.1  Organization.
                       ------------

          (a) Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not, individually or in the aggregate, have a material adverse effect on the ability of Parent and the Purchaser to consummate the Transactions.

          (b) Each of Parent and the Purchaser is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on the ability of Parent and the Purchaser to consummate the Transactions.

          Section 4.2  Authorization; Validity of Agreement; Necessary Action.
                       ------------------------------------------------------
Each of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and the Purchaser of this Agreement and the consummation of the Merger and of the Transactions have been duly authorized by the boards of directors of the Purchaser and Parent and by Parent as the sole shareholder of the Purchaser, and no other corporate action on the part of Parent or the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and the Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 4.3  Consents and Approvals; No Violations.  Except for
                       -------------------------------------
filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and the HSR Act, none of the execution, delivery or performance of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the Transactions or compliance by Parent or the Purchaser with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of Parent or the Purchaser, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity,
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or give others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or the Purchaser pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, or any of its Subsidiaries or the Purchaser is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to

Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clause (ii), (iii) or (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the ability of Parent and Purchaser to consummate the Transactions. Except for any filing pursuant to the HSR Act, no waiver, consent, approval or authorization of any Governmental Authority is required to be obtained or made by either Parent or the Purchaser in connection with its execution, delivery or performance of this Agreement.

          Section 4.4  Information in Proxy Statement. None of the information
                       ------------------------------
supplied by or on behalf of Parent or the Purchaser in writing expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          Section 4.5  Financing Arrangements.  The Purchaser has funds
                       ----------------------
available to it sufficient to purchase the Shares in accordance with the terms of this Agreement and to pay all amounts due (or which will, as a result of the transactions contemplated hereby, become due) in respect of any indebtedness of the Company for money borrowed outstanding as of the date of the consummation of the Offer, a schedule of which is attached hereto as Section 4.5 of the Disclosure Schedule.

          Section 4.6  No Prior Activities.  Except for obligations or
                       -------------------
liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including any financing), the Purchaser has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person (as hereinafter defined) or entity.

          Section 4.7  Brokers.  No broker, finder or investment banker is
                       -------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or the Purchaser.


                                   ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE MERGER

          Section 5.1  Acquisition Proposals.  The Company will notify the
                       ---------------------
Purchaser immediately if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or its officers, directors, employees, investment bankers, attorneys, accountants or other agents, in each case in connection with any Acquisition Proposal (as hereinafter defined) or the possibility or consideration of making an Acquisition Proposal ("Acquisition Proposal
                                                  --------------------
Interest") indicating, in connection with such notice, the name of the Person
--------
indicating such Acquisition Proposal Interest and the terms and conditions of any proposals or offers. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal Interest. The Company agrees that it shall keep Parent informed, on a current
basis, of the status and terms of any Acquisition Proposal Interest.   As used
in this Agreement, "Acquisition Proposal" shall mean any tender or exchange
                    --------------------
offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale and other than the Borden Disposition), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the transactions to be effected pursuant to this Agreement.

          Section 5.2  Interim Operations of the Company.  The Company covenants
                       ---------------------------------
and agrees that, except (i) as expressly contemplated by this Agreement or the Option Agreement, (ii) as set forth in Section 5.2 of the Company Disclosure Schedule, (iii) as agreed in writing by Parent, (iv) for the consummation of the Borden Disposition pursuant to and in accordance with the terms of the Borden Agreement, or (iv) pursuant to Section 2.4 hereof, after the date hereof, and prior to the time the designees of Parent have been elected to, and shall constitute a majority of, the Board of Directors of the Company pursuant to
Section 1.3 hereof (the "Appointment Date"):
                         ----------------

          (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its best reasonable efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors, business partners;

          (b) the Company will not, directly or indirectly, (i) except upon exercise of the Warrant or Options or other rights to purchase shares of Common Stock pursuant to the Stock Plans and the Stock Subscription Warrant outstanding on the date hereof, issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of the Company or any capital stock of any of its Subsidiaries beneficially owned by it, (ii) amend its Articles of Incorporation or By-laws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares or any outstanding capital stock of any of the Subsidiaries of the Company;

          (c) neither the Company nor any of its Subsidiaries shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than Shares reserved for issuance on the date hereof pursuant to the exercise of the Warrant or Options outstanding on the date hereof; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets, other than in the ordinary and usual course of business and consistent with past practice, or incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (iv) redeem, purchase or otherwise acquire, directly or indirectly, any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

          (d) neither the Company nor any of its Subsidiaries shall make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than general increases in wages to employees who are not officers or directors or affiliates in the ordinary course consistent with past practice), or to persons providing management services, enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan or make any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise;

          (e) neither the Company nor any of its Subsidiaries shall pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course consistent with past practice; adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, offi-cer, employee, agent or consultant, whether past or present; or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

          (f) the Company shall not modify, amend or terminate any of the Company Agreements or any provision of the Rights Agreement, and neither the Company nor any of its Subsidiaries shall waive, release or assign any material rights or claims under any of the Company Agreements, except in the ordinary course of business and consistent with past practice;

          (g) neither the Company nor any of its Subsidiaries will permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent except in the ordinary course of business and consistent with past practice unless the Company shall have obtained a comparable replacement policy;

          (h) neither the Company nor any of its Subsidiaries will (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than travel and expense advances to employees in the ordinary course of business and consistent with past practice); or (iv) enter into any other material commitment or transaction involving an amount in excess of $50,000 (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate);

          (i) neither the Company nor any of its Subsidiaries will change any of the accounting methods used by it unless required by GAAP, make any Tax election or change any Tax election already made or settle any Tax Audit;

          (j) neither the Company nor any of its Subsidiaries will pay, discharge or satisfy any claims, liabil-ities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

          (k) neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

          (l) neither the Company nor any of its Subsidiaries will take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII or any of the conditions to the Offer set forth in Annex I not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and

          (m) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do any of the foregoing.

          Section 5.3  No Solicitation.
                       ---------------

          (a) The Company will not, and shall use its reasonable best efforts to ensure that its officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) in the event of an unsolicited Acquisition Proposal for the Company engage in negotiations or discussions with, or provide any information or data to, any Person (other than Parent, any of its affiliates or representatives and except for information which has been previously publicly disseminated by the Company in its SEC Reports) relating to any Acquisition Proposal; provided, however, that nothing
                                               --------  -------
contained in this Section 5.3 or any other provision hereof shall prohibit the Company or the Company Board of Directors from (i) taking and disclosing to the Company's stockholders its position with respect to tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or (ii) making such disclosure to the Company's stockholders as the Board of Directors determines in good faith, only after receiving advice from outside legal counsel to the Company, that the failure to make such disclosure is reasonably likely to cause the Company Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law.

          (b) Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, the Company may furnish information concerning its business, properties or assets to any Person pursuant to appropriate confidentiality agreements with "standstill" provisions no less favorable to the Company than those contained in the Confidentiality Agreement, dated November 14, 1997 entered into between Fremont Partners, an affiliate of Parent, and the Purchaser and the Company (the "Confidentiality Agreement") and may negotiate
                                -------------------------
and participate in discussions and negotiations with such Person concerning an Acquisition Proposal if (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction which the Company Board of Directors determines in good faith, after receiving advice from a nationally recognized investment banking firm, represents a superior transaction to the Offer and the Merger and which is not conditioned upon obtaining additional financing and (y) the Company Board of Directors determines in good faith, only after receiving advice from outside legal counsel to the Company, that the failure to provide such information or access or to engage in such discussions or negotiations is reasonably likely to cause the Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law (an Acquisition Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). The
                                                   -----------------
Company shall promptly, and in any event within two business days following receipt of a Superior Proposal, notify Parent of the receipt of the same and prior to providing any such party with any material non-public information. The Company shall promptly provide to Parent any material non-public information regarding the Company provided to any other party which was not previously provided to Parent.

          (c) Except as set forth herein, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or the Purchaser, the approval or recommendation by such Board of Directors or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares in the Offer, the Board of Directors of the Company may (subject to the terms of this and the following sentence) terminate this Agreement in accordance with Section 8.1(f) and enter into an agreement with respect to a Superior Proposal; provided, however, that
                                                       --------  -------
the Company shall not enter into an agreement with respect to a Superior Proposal unless the Company shall have furnished Parent with written notice not later than 12:00 noon two business days in advance of any date that it intends to enter into such agreement. In addition, if the Company proposes to enter into an agreement with respect to any Acquisition Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to Parent the Termination Fee (as defined in Section 8.2(b)), plus any amounts payable at said time for reimbursement of expenses pursuant to the provisions of
Section 8.2(b).


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

          Section 6.1   Proxy Statement.  As promptly as practicable after the
                        ---------------
consummation of the Offer and if required by the Exchange Act, the Company shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to stockholders, the Proxy Statement. The

Proxy Statement shall contain the recommendation of the Board of Directors in favor of the Merger.

          Section 6.2   Meeting of Stockholders of the Company.  At the Special
                        --------------------------------------
Meeting, if any, the Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of the Purchaser, advisable to secure any vote or consent of stockholders required by the DGCL to effect the Merger. The Purchaser agrees that it shall vote, or cause to be voted, in favor of the Merger all Shares directly or indirectly beneficially owned by it.

          Section 6.3  Additional Agreements.  Subject to the terms and
                        ---------------------
conditions as herein provided, the Company, Parent and Purchaser will each comply in all material respects with all applicable laws and with all applicable rules and regulations of any governmental authority to achieve the satisfaction of the Minimum Condition and all conditions set forth in Annex I attached hereto and Article VII hereof, and to consummate and make effective the Merger and the other Transactions. Each of the parties hereto agrees to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Parent and the Purchaser shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

          Section 6.4  Notification of Certain Matters.  The Company shall give
                        -------------------------------
prompt notice to the Purchaser and the Purchaser shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence of any event whose occurrence, or non-occurrence would be likely to cause either (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (y) any condition set forth in Annex I to be unsatisfied in any material respect at any time from the date hereof to the date the Purchaser purchases Shares pursuant to the Offer and (ii) any material failure of the Company, the Purchaser or Parent, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to
              --------  -------
this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 6.5   Access; Confidentiality.
                        -----------------------

          (a) From the date hereof to the Effective Time, upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, reasonable access, during normal business hours during the period prior to the Appointment Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Access shall include the right to conduct such environmental studies and tests as Parent, in its reasonable discretion, shall deem appropriate. After the Appointment Date, the Company shall provide Parent and such persons as Parent shall designate with all such information, at such time as Parent shall request. Unless otherwise required by law and until the Appointment Date, each of Parent and Purchaser will hold and will cause all of its officers, directors, employees, financial advisors, consultants, representatives and agents (the "Purchaser
                                                        ---------
Representatives") to hold in strict confidence all data and information obtained
---------------
by them from the Company (unless such information is or becomes publicly available without the fault of any of the Purchaser Representations or public disclosure of such information is required by law in the opinion of counsel to Parent and the Purchaser) and shall insure that the Purchaser Representatives do not disclose such information to others without the prior written consent of the Company. Notwithstanding anything herein to the contrary, the terms of the Confidentiality Agreement shall remain in full force and effect. No investigation pursuant to this Section 6.5(a) shall affect any representation or warranty made by the Company hereunder.

          (b) In the event of the termination of this Agreement, the Purchaser shall, and shall cause its affiliates to, return promptly every document furnished to them by the Company or any of its representatives in connection with the Transactions and any copies thereof which have been made, and shall cause the Purchaser Representatives to whom such documents were furnished promptly to return such documents an any copies thereof any of them may have made, other than documents filed with the SEC or otherwise publicly available.

          (c) Prior to the Closing, the Company and its accountants, counsel, agents and other representatives shall cooperate with the Purchaser by providing information about the Company which is necessary for the Purchaser and its accountants, agents, counsel and other representatives to prepare materials for inclusion or incorporation by reference in any syndication and other materials to be delivered to potential financing sources or otherwise used in connection with the Transactions (the "Disclosure Documents") and such other documents and
                            --------------------
other reasonable requests with respect to such documents. Notwithstanding anything to the contrary in Section 6.5(a), the Purchaser may disclose, or cause its representatives to disclose, and at the request of the Purchaser, the Company shall and shall cause its Subsidiaries to disclose information concerning the Company and its Subsidiaries, and their respective businesses, assets and properties, and the transactions contemplated by this Agreement in the Disclosure Documents and to prospective financing sources in connection with the transactions contemplated hereby; provided that the Purchaser shall insure
                                      -------
that any party receiving the Disclosure Documents or any prospective financing sources shall comply with the terms of Section 6.5(a) and (b).

          Section 6.6   Consents and Approvals.
                        ----------------------

          (a) Each of Parent, the Purchaser and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions. Each of the Company, Parent and the Purchaser will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their Subsidiaries in connection with the Transactions or the taking of any action contemplated thereby or by this Agreement.

          (b) The Company and Parent shall take all reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

          Section 6.7   Brokers or Finders.  The Company represents, as to
                        ------------------
itself and its Subsidiaries and affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee from the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement except for Stephens, Inc. whose fees are set forth in a true, correct and complete copy of the engagement letter attached as
Section 6.7 of the Company Disclosure Schedule.

          Section 6.8  Publicity.  The initial press release with respect to
                        ---------
the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without the prior consultation of the other party, except as such party believes, after receiving the advice of outside counsel, may be required by law or by any listing agreement with a national securities exchange or trading market. Information included in Disclosure Documents shall not be deemed to constitute public disclosure for purposes of this Agreement.

          Section 6.9   Agreement to Defend and Indemnify.
                        ---------------------------------

          (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who as of the date hereof were directors, officers, employees, fiduciary, agents or otherwise entitled to indemnification under the certificate of incorporation or by-laws of the Company or indemnification agreements (the "Indemnified Parties"). It is understood and
                                 -------------------
agreed that the Company shall, to the fullest extent permitted under Delaware Law and regardless of whether the Merger becomes effective, indemnify, defend and hold harmless, and after the Effective Time, the Parent, Purchaser and the Surviving Corporation shall jointly and severally, to the fullest extent permitted under Delaware Law, indemnify, defend and hold harmless, each Indemnified Party against any costs or expenses (including reasonable attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, including without limitation liabilities arising out of the Transactions, under the Exchange Act in connection with the Offer or the Merger, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly as statements therefor are received, and (ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that neither the Company
                                   --------  -------
nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and further, provided, that neither the Company nor the Surviving Corporation
    -------  --------
shall be obliged pursuant to this Section 6.9 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. For six years after the Effective Time, the Surviving Corporation shall be required to maintain or obtain officers' and directors' liability insurance covering the Indemnified Parties who are currently covered by the Company's officers and directors liability insurance policy with respect to matters existing or occurring at or prior to the Effective Time on terms not less favorable than those in effect on the date hereof in terms of coverage and amounts; provided, however, that if the aggregate annual premiums for such
         --------  -------
insurance at any time during such period shall exceed 200% of the per annum rate of premium currently paid by the Company for such insurance on the date of this Agreement, which amount is set forth in Section 6.9 of the Disclosure Schedule, then Parent shall cause the Company (or the Surviving Corporation if after the Effective Time) to, and the Company (or the Surviving Corporation if after the Effective Time) shall, provide the maximum coverage that shall then be available at an annual premium equal to 200% of such rate. This Section 6.9 shall survive the consummation of the Merger. Purchaser shall cause Surviving Corporation to reimburse all expenses, including reasonable attorney's fees and expenses, incurred by any person to enforce the obligations of the Purchaser and the Surviving Corporation under this Section 6.9. Notwithstanding Section 9.7 hereof, this Section 6.9 is intended to be for the benefit of and to grant third party rights to Indemnified Parties whether or not parties to this Agreement, and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.

          (b) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.9.

          Section 6.10   Purchaser Compliance.  Parent shall cause the Purchaser
                         --------------------
to comply with all of its obligations under or related to this Agreement.

          Section 6.11   Reasonable Best Efforts.
                         -----------------------

          (a) Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and shall use its reasonable best efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary filings under the Exchange Act and the HSR Act. The parties shall cooperate in responding to inquiries from, and making presentations to, regulatory authorities.

          (b) The Company agrees to use its reasonable best efforts to assist the Purchaser in connection with obtaining any financing in connection with the consummation of the Transactions. Without limiting the generality of the foregoing, the Company shall promptly prepare all reasonably requested financial statements required to be included in the Disclosure Documents.

          Section  6.12   Stock Subscription Warrant.  The Company shall
                          --------------------------
approach the holder of the Stock Subscription Warrant and request surrender and cancellation of the Stock Subscription Warrant in an instrument in form and substance reasonably satisfactory to Parent without payment of any fees or incurrence of any liability on the part of the Company.

                                  ARTICLE VII

                                  CONDITIONS

          Section 7.1    Conditions to Each Party's Obligation to Effect the
                         ---------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger shall be
------
subject to the
satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, the Purchaser, or the Company, as the case may be, to the extent permitted by applicable law:

          (a)    Stockholder Approval.  The Merger and this Agreement shall have
                 --------------------
been approved and adopted by the requisite vote of the holders of the Shares, if required by the DGCL; and

          (b)    Statutes; Court Orders.  No statute, rule or regulation shall
                 ----------------------
have been enacted or promulgated by any governmental authority which prohibits the consummation of the Merger; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger; and

          (c)    Purchase of Shares in Offer.  The Purchaser shall have made, or
                 ---------------------------
caused to be made, the Offer and shall have purchased, or caused to be purchased, the Shares pursuant to the Offer; provided, that this condition shall
                                             --------
be deemed to have been satisfied with respect to the obligation of Parent and the Purchaser to effect the Merger if the Purchaser fails to accept for payment or pay for Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement; and

          (d)    HSR Approval.  The applicable waiting period under the HSR Act
                 ------------
shall have expired or been terminated.

          Section 7.2    Conditions to Obligations of Parent and the Purchaser
                         -----------------------------------------------------
to Effect the Merger.  The obligations of Parent and Purchaser to consummate the
--------------------
Merger are further subject to fulfillment of the condition that all actions contemplated by Section 2.4 hereof shall have been taken, which may be waived in whole or in part by Parent and the Purchaser.


                                 ARTICLE VIII

                                  TERMINATION

          Section 8.1     Termination.  This Agreement may be terminated and the
                          -----------
transactions contemplated herein
may be abandoned at any time before the Effective Time, whether before or after stockholder approval thereof:

          (a) By mutual written consent of Parent and the Company; or

          (b) By Parent if the Offer shall have expired or been terminated without any Shares being purchased thereunder by the Purchaser as a result of the occurrence of any of the events set forth in Annex I; or

          (c) By either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

          (d) By Parent if, without any material breach by the Purchaser of its obligations under this Agreement, the purchase of Shares pursuant to the Offer shall not have occurred on or before 120 days from date of this Agreement; or

          (e) By the Company if, without any material breach by the Company of its obligations under this Agreement, the purchase of Shares pursuant to the Offer shall not have occurred on or before 120 days from date of this Agreement; or

          (f) By the Company (i) if there shall be a material breach of any of Parent's or the Purchaser's representations, warranties or covenants hereunder, which breach cannot be or has not been cured within ten (10) days of the receipt of written notice thereof or (ii) to allow the Company to enter into an agreement in accordance with Section 5.3(c) with respect to a Superior Proposal which the Company Board of Directors has determined is more favorable to the stockholders of the Company than the transactions contemplated hereby; provided,
                                                                       --------
however, that it has complied with all provisions thereof, including the notice
-------
provision therein, and that it makes simultaneous payment of the Termination Fee, plus any amounts then due as a reimbursement of expenses; or

          (g) By Parent, if prior to the purchase of Shares pursuant to the Offer, the Company shall have breached any representation, warranty or covenant or other agreement contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in paragraph (f) or (g) of Annex I hereto and (ii) cannot be or has not been cured within ten (10) days of the receipt of written notice thereof; or

          (h) By Parent, at any time prior to the purchase of the Shares pursuant to the Offer, if (i) the Company Board of Directors shall withdraw, modify, or change its recommendation or approval in respect of this Agreement or the Offer in a manner adverse to the Purchaser, (ii) the Company Board of Directors shall have recommended any proposal other than by Parent or the Purchaser in respect of an Acquisition Proposal, (iii) the Company shall have exercised a right with respect to an Acquisition Proposal referenced in Section 5.3(b) and shall, directly or through its representatives, continue discussions with any third party concerning an Acquisition Proposal for more than forty (40) business days after the date of receipt of such Acquisition Proposal, (iv) an Acquisition Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to the Company which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and the Company shall not have rejected such proposal within forty (40) business days of its receipt or, if sooner, the date its existence first becomes publicly disclosed, or (v) any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent or the Purchaser or any of their respective subsidiaries or affiliates shall have become the beneficial owner of more than 15% of the outstanding Shares (either on a primary or a fully diluted basis); provided, however, that this provision
                                        --------  -------
shall not apply to any Person that owns more than 15% of the outstanding Shares on the date hereof; provided, further, that such Person does not increase its beneficial Ownership beyond the number of Shares such Person beneficially owns on the date hereof.

          Section 8.2   Effect of Termination.
                        ---------------------

          (a) In the event of the termination of this Agreement as provided in
Section 8.1 hereof, written
notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, the Purchaser or the Company, except (i) as set forth in Sections 6.5(a) and 9.3 hereof and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

          (b) If (i) Parent shall have terminated this Agreement pursuant to
Section 8.1(h), (ii) Parent shall have terminated this Agreement pursuant to
Section 8.1(g) and within twelve (12) months following the date of any such termination an Acquisition Proposal shall have been consummated or (iii) the Company shall have terminated this Agreement pursuant to Section 8.1(f)(ii), then in either such case the Company shall pay simultaneously with such termination if pursuant to Section 8.1(f)(ii) and promptly, but in no event later than two business days after the date of such termination or event if pursuant to Section 8.1(h) or 8.1(g), to Parent a termination fee (the "Termination Fee") of $2,000,000 plus an amount, not in excess of $1,500,000,
 ---------------
equal to the Purchaser's actual and reasonably documented reasonable out-of-pocket expenses to third parties unaffiliated with the Purchaser, other than those expenses incurred by Parent and the Purchasers pursuant to an arrangement between Fremont Advisors, LLC and Fremont Partners, L.P. for provision of certain legal and tax services on an hourly basis at customary rates, incurred by Parent and the Purchaser in connection with the Offer, the Merger, this Agreement and the consummation of the transactions contemplated hereby, which amount shall be payable by wire transfer to such account as Parent may designate in writing to the Company. No fee or reimbursement shall be paid pursuant to this Section 8.2 if either Parent or the Purchaser shall be in material breach of its obligations hereunder, after affording Parent or the Purchaser a forty-day period after notice in which to cure such breach.


                                   ARTICLE IX

                                 MISCELLANEOUS

          Section 9.1   Amendment and Modification.  Subject to applicable law,
                        --------------------------
this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors or equivalent governing bodies, at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the
        --------  -------
shareholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration.

          Section 9.2   Non-survival of Representations and Warranties. The
                        ----------------------------------------------
representations, warranties and agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall terminate at the Effective Time or the termination of this Agreement pursuant to
Section 8.1 hereof, as the case may be, except that the agreements set forth in
Article II hereof and Section 6.9 hereof shall survive the Effective Time indefinitely and those set forth in Sections 6.5(a), 6.5(b), 8.2 and 9.3 hereof shall survive termination indefinitely.

          Section 9.3   Expenses.  Except as expressly set forth in Section
                        --------
8.2(b), all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

          Section 9.4   Notices.  All notices and other communications hereunder
                        -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or the Purchaser, to:

               Kerr Group, Inc.
               c/o Fremont Partners
               50 Fremont Street, Suite 3700
               San Francisco, California  94105

               Attention: General Counsel
               Telephone No.: (415) 284-8500
               Telecopy No.:  (415) 284-8925

               with a copy to:

               Saffron Acquisition Corp.
               c/o Fremont Partners
               50 Fremont Street, Suite 3700
               San Francisco, California  94105
               Attention: General Counsel
               Telephone No.: (415) 284-8500
               Telecopy No.:  (415) 284-8925

                            and

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Embarcadero Center, Suite 3800
               San Francisco, California  94111-4114
               Attention:  Kenton J. King
               Telephone No.: (415) 984-6483
               Telecopy No.:  (415) 984-2698

                            and

          (b)  if to the Company, to:

               Sun Coast Industries, Inc.
               2700 South Westmoreland Avenue
               Dallas, Texas  75233
               Attention: President
               Telephone No.: (214) 373-7864
               Telecopy No.:  (214) 467-7104

               with a copy to:
               Thompson & Knight
               1700 Pacific Avenue, Suite 3300
               Dallas, Texas  75201
               Attention: Joseph Dannenmaier
               Telephone No.:(214) 969-1393
               Telecopy No.: (214) 969-1751

          Section 9.5   Interpretation.  When a reference is made in this
                        --------------
Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or

"including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. As used in this Agreement, the term "Person" shall mean a natural person,
                                     ------
partnership, corporation, limited liability Company, business trust, joint stock Company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

          Section 9.6   Counterparts.  This Agreement may be executed in two or
                        ------------
more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 9.7   Entire Agreement; No Third Party Beneficiaries.  This
                        ----------------------------------------------
Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein):

          (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and

          (b) except as provided in Sections 2.4 and 6.9 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 9.8   Severability.  Any term or provision of this Agreement
                        ------------
that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court asking such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

          Section 9.9   Governing Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

          Section 9.10  Assignment.  Neither this Agreement nor any of the
                        ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 9.11  Best Knowledge.  "to the knowledge of the Company," "to
                        --------------
the best knowledge of the Company" or similar references to the Company's knowledge in this Agreement means the actual knowledge of any of the following persons: James D. Ireland, III, Eddie Lesok, Cynthia R. Morris, Arno F. Pirkau, Merv Faras, Peter Lennox, Mike Eiffert and Kathy Kruse or knowledge of such persons of facts or circumstances that would lead a prudent person to investigate and, more likely than not, acquire actual knowledge.

          IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                              KERR GROUP, INC.



                              By /s/ Gilbert H. Lamphere
                                ------------------------
                                Name:
                                Title:


                              SAFFRON ACQUISITION CORP.


                              By /s/ Gilbert H. Lamphere
                                ------------------------
                                Name:
                                Title:


                              SUN COAST INDUSTRIES, INC.



                              By /s/ Eddie M. Lesok
                                ------------------------
                                Name:
                                Title:

                                                                         ANNEX I


          Certain Conditions of the Offer.  Notwithstanding any other provisions
          -------------------------------
of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and, subject to the restrictions referred to above, may delay the acceptance for payment of or the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if (i) any applicable waiting period under the HSR Act has not expired or terminated prior to the expiration of the Offer, (ii) the Minimum Condition has not been satisfied, or (iii) at any time on or after the date of this Agreement and before the time of acceptance for payment for any such Shares, any of the following events exists:

          (a) there shall be threatened or pending any suit, action or proceeding by any Governmental Entity against the Purchaser, Parent, the Company or any Subsidiary of the Company (i) seeking to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent or the Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (ii) seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by the Merger Agreement, or seeking to obtain from the Company, Parent or the Purchaser any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (iv) seeking to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's shareholders, (v) seeking to impose circumstances under which the purchase or payment for some or all of the Shares pursuant to the Offer and the Merger could have a material adverse effect on Purchaser or Parent, or (vi) which otherwise is reasonably likely to have a Company Material Adverse Effect;

          (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Governmental Entity, to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

          (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions),
(ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory) by any United States governmental authority on the extension of credit generally by banks or other financial institutions, or (v) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans or (vi) in the case of any of the foregoing existing at the time of the execution of the Agreement, a material acceleration or worsening thereof;

          (d) since the date of this Agreement, there shall have occurred any change that constitutes a Company Material Adverse Effect;

          (e) (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or the Purchaser or its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Acquisition Proposal or (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 5.3(b) of this Agreement;

          (f) the representations and warranties of the Company set forth in the Merger Agreement shall not be true and correct in all material respects, in each case (i) as of the date referred to in any representation or warranty which addresses matters as of a particular date, or (ii) as to all other representations and warranties, as of the date of this Agreement and as of the scheduled expiration of the Offer (without giving effect to any materiality qualification or standard contained in any such representation or warranty);

          (g) the Company shall have failed to perform in all material respects any obligation or to comply with any agreement or covenant to be performed or complied with by it under this Agreement (without giving affect to any materiality qualification or standard contained in any such representation or warranty);

          (h) the Purchaser shall have failed to receive a certificate executed by the President of a Vice President of the Company, dated as of the scheduled expiration of the Offer, to the effect that the conditions set forth in paragraphs (f) and (g) of this Annex I have not occurred;

          (i) all consents, permits and approvals of Governmental Authorities and other persons listed in Section 3.4 of the Company Disclosure Schedule and identified with an asterisk shall not have been obtained with no material adverse conditions attached and no material expense imposed on the Company or any of its Subsidiaries;

          (j) the transactions contemplated under the Borden Agreement shall not have been consummated pursuant to and substantially in accordance with the terms set forth in the Borden Agreement without waiver of a material term by any party thereto;

          (k) any Person or Group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent or the Purchaser or any of their respective subsidiaries or affiliates shall have become the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than 15% of the outstanding Shares (either on a primary or a fully diluted basis); provided,
                                                                   --------
however, that this provision shall not apply to any Person that beneficially
-------
owns more than 15% of the outstanding Shares on the date hereof; provided, further, that such Person does not further increase its beneficial ownership beyond the number of Shares such Person beneficially owns on the date hereof; and

          (l) this Agreement shall have been terminated in accordance with its terms.

          The foregoing conditions are for the sole benefit of Parent and the Purchaser, may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to such condition (including any action or inaction by Parent or the Purchaser) and may be waived by Parent or the Purchaser in whole or in part at any time and from time to time in the good faith of Parent or the Purchaser, subject in each case to the terms of this Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.